EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, W. Mark Lortz, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of TheraSense, Inc. on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of TheraSense, Inc.

By:	/s/ W. MARK LORTZ
Name: W. Mark Lortz Title: Chief Executive Officer

I, Charles T. Liamos, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of TheraSense, Inc. on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of TheraSense, Inc.

By:	/s/ CHARLES T. LIAMOS
Name: Charles T. Liamos Title: Chief Financial Officer